UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

KKR Real Estate Finance Trust Inc.
(Exact Name of Registrant as specified in its charter)

Maryland	47-2009094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Hudson Yards, Suite 7500, New York, New York	10001
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-226167 and 333-229043

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 6.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) of KKR Real Estate Finance Trust Inc. (the “Registrant”). Descriptions of the Series A Preferred Stock are contained in a prospectus, dated February 7, 2019 (the “Prospectus”), constituting part of the Registrant’s Registration Statements on Form S-3 (File Nos. 333-226167 and 333-229043), and a supplement to the Prospectus dated April 9, 2021 (the “Prospectus Supplement”) and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Registrant’s capital stock contained in the Prospectus under the heading “Description of Capital Stock” and the description of the Series A Preferred Stock contained in the Prospectus Supplement under the heading “Description of Series A Preferred Stock” are hereby incorporated by reference and made part of this registration statement in their entirety.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Restatement of KKR Real Estate Finance Trust Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 10, 2017).

3.2
Articles Supplementary to the Articles of Restatement of KKR Real Estate Finance Trust Inc.  (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 16, 2021).

3.3
Amended and Restated Bylaws of KKR Real Estate Finance Trust Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on April 13, 2017, File No. 333-217126).

4.1
Form of specimen certificate representing the shares of 6.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 16, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

	By:	/s/ Mostafa Nagaty
	Name:	Mostafa Nagaty
	Title:	Chief Financial Officer and Treasurer
Date: April 22, 2021